EXHIBIT 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, George Samenuk, certify that:

1.	I have reviewed Networks Associates, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2000;

2.	Based on my knowledge, this annual report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report, as amended; and

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, as amended, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report, as amended.

Date: October 31, 2003
/s/   GEORGE SAMENUK
Chairman and Chief Executive Officer

CERTIFICATIONS PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Stephen C. Richards, certify that:

1.	I have reviewed Networks Associates, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2000;

2.	Based on my knowledge, this annual report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report, as amended; and

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, as amended, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report, as amended.

Date: October 31, 2003
/s/   STEPHEN C. RICHARDS
Chief Financial Officer and Chief
  Operating Officer